UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

Milestone Scientific Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14053 (Commission File Number)	13-3545623 (IRS Employer Identification No.)

425 Eagle Rock Avenue, Suite 403 Roseland, NJ (Address of principal executive offices)	07068 (Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Milestone Scientific Inc. (the “Company”) was held on July 16, 2024. At the Annual Meeting, the Company’s stockholders:

●	Elected seven incumbent directors to serve until the next annual meeting of the Company’s stockholders or until their respective successors have been duly elected and qualified; and
●	Ratified the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024.

The total number of shares outstanding at the record date for the Annual Meeting were 77,227,714 shares of common stock. The total number of shares of common stock voted at the Annual Meeting were 51,388,906 shares of common stock, representing 66.54% of the issued and outstanding shares of common stock.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1 Election of Directors	Shares For	Shares Withheld	Broker Non- Votes
Neal Goldman	30,072,211	878,517	20,438,178
Leonard Osser	30,050,431	900,297	20,438,178
Benedetta I. Casamento	30,041,036	909,692	20,438,178
Michael McGeehan	30,010,329	940,399	20,438,178
Gian Domenico Trombetta	30,287,522	663,206	20,438,178
Arjan Haverhals	30,410,523	540,205	20,438,178
Dr. Didier Demesmin	30,572,148	378,580	20,438,178

Proposal 2 Ratification of Auditors	Shares For	Shares Against	Shares Abstaining	Broker Non- Votes
Ratification of the appointment of Marcum LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024	51,088,398	280,481	20,027	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MILESTONE SCIENTIFIC INC.
Dated: July 18, 2024	By:	/s/ Arjan Haverhals
Arjan Haverhals,
Chief Executive Officer